Exhibit 4.1
STOCK CERTIFICATE

DELIVERY OPTIONS FOR SUBSCRIPTION CERTIFICATE

By Mail or by Overnight Courier:
American Stock Transfer & Trust Company
Attn: Reorganization Department
Operations Center
6201 15th Avenue
Brooklyn, NY 11219

By Hand:
American Stock Transfer & Trust Company
Attn: Reorganization Department
59 Maiden Lane
Plaza Level
New York, NY 10038

Delivery to an address other than the address listed above will not constitute valid delivery. Delivery by facsimile will not constitute valid delivery.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

SECTION 1

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL SUBSCRIPTION PRIVILEGE OR A PORTION THEREOF:

Basic Subscription Privilege

I exercise ______________ rights x 0.22851 = ______________
(no. of rights) (ratio) (no. of new shares)

Therefore, I apply for ____________ x $ 6.55 = $__________
(no. of new shares) (subscription price) (amount enclosed)

Over - Subscription Privilege

If you fully exercise your Basic Subscription Privilege and wish to subscribe for additional shares up to one-half of the total number of unsubscribed shares multiplied by your ownership percentage of our outstanding Common Stock at the record date you may exercise your Over-Subscription Privilege.

Accordingly, my maximum Over-Subscription Privilege is:

STEP 1: Determine the maximum number of unsubscribed shares:

(35,630,013 - ______________) x 0.22851 = ______________ shares
(total outstanding shares less shares of standby purchasers) (Total no. of rights listed on the front of certificate) (ratio) (maximum unsubscribed shares)

STEP 2: Determine your maximum Over-Subscription Privilege

__________ x (______________/ 61,266,314) x 0.50 = ______________ shares
(maximum unsubscribed shares) (Total no. of rights listed on the front of certificate) (total outstanding shares) (maximum over-subscription)

Therefore, I apply for:

____________ x $ 6.55 = $____________
(no. of over-subscription shares subscribed for) (subscription price) (additional amount enclosed)

☐ Check or bank draft drawn on a U.S. bank, or postal telegraphic or express money order payable to American Stock Transfer & Trust Company, as Subscription Agent.

☐ Wire transfer directly to the escrow account maintained by American Stock Transfer & Trust Company, as Subscription Agent.

TO SUBSCRIBE: I acknowledge that I have received the prospectus for this offer and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the prospectus. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, Exide Technologies may exercise its legal remedies against me.

____
Signature(s) of Subscriber(s)

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE REVERSE OF THIS SUBSCRIPTION CERTIFICATE.

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions.

Name(s):______________________________________

Capacity (Full Title):______________________________________

Taxpayer ID # or Social Security #:______________________________________

SECTION 2

SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS HOLDERS:

(a) To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

ISSUE COMMON STOCK TO:

____
(Please Print Name)

____
(Print Full Address)

____
(Social Security # or Tax ID #)

(b) To be completed ONLY if the certificate representing the Common Stock is to be sent to an address other than that shown on the front of this certificate. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

____
(Please Print Name)

____
(Print Full Address)

____
(Social Security # or Tax ID #)

GUARANTEE OF SIGNATURE(S)

YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A SHAREHOLDER OTHER THAN THE REGISTERED HOLDER.

Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. These generally include (a) a commercial bank or trust company, (b) a member firm of a domestic stock exchange, or (c) a credit union.

Signature:______________________________________
(Name of Bank or Firm)

By:______________________________________
(Signature of Officer)

FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM AND MUST BE MADE IN UNITED STATES DOLLARS BY (I) CHECK OR BANK DRAFT DRAWN UPON A UNITED STATES BANK OR POSTAL, TELEGRAPHIC OR EXPRESS MONEY ORDER PAYABLE TO "AMERICAN STOCK TRANSFER & TRUST COMPANY, AS SUBSCRIPTION AGENT"; (II) WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS TO THE ACCOUNT MAINTAINED BY AMERICAN STOCK TRANSFER & TRUST COMPANY FOR PURPOSES OF ACCEPTING SUBSCRIPTIONS IN THE RIGHTS OFFERING AT JPMORGAN CHASE BANK, 55 WATER STREET, NEW YORK, NEW YORK 10005, ABA #021-000021, ACCOUNT # 323-836909.

STOCK CERTIFICATES FOR THE SHARES SUBSCRIBED TO PURSUANT TO THE RIGHTS OFFERING WILL BE DELIVERED AS SOON AS PRACTICABLE AFTER THE EXPIRATION DATE. ANY REFUND IN CONNECTION WITH YOUR SUBSCRIPTION WILL BE DELIVERED AS SOON AS PRACTICABLE THEREAFTER.

FOR INSTRUCTIONS ON THE USE OF EXIDE TECHNOLOGIES SUBSCRIPTION CERTIFICATES CONSULT GEORGESON SHAREHOLDER COMMUNICATIONS INC., (888) 605-7606, OR YOUR BANK OR BROKER WITH QUESTIONS.